UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):            April 28, 2005

NAVTEQ CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-21323	77-0170321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 Merchandise Mart, Suite 900 Chicago, Illinois 60654 (Address of Principal Executive Offices) (Zip Code)

(312) 894-7000 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On April 28, 2005, the Compensation Committee (“Committee”) of the Board of Directors of NAVTEQ Corporation (“Company”) set performance objectives for 2005 for its executive officers (other than the CEO), to be used in connection with evaluating performance and determining the annual bonus amounts payable to these officers under their employment agreements and arrangements.  In particular, the Committee set performance objectives for the following named executive officers: Denis M. Cohen Executive Vice President, Sales Europe; John K. MacLeod Executive Vice President, Global Marketing and Strategy; David B. Mullen Executive Vice President and Chief Financial Officer; M. Salahuddin Khan Senior Vice President, Technology & Development and Chief Technology Officer.  Target bonus amounts for these named executive officers are 50% of their base salaries, with the bonus for each officer based on the achievement of financial and non-financial objectives.  The financial performance objectives vary by officer, and relate generally to achievement of objectives specified in the Company’s annual operating plan.  The non-financial objectives also vary by officer, and include improving customer relationships, expanding business development activities and improving operational efficiency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVTEQ CORPORATION

Date: May 3, 2005	By:	/s/ Lawrence M. Kaplan
Lawrence M. Kaplan
Senior Vice President,
General Counsel and Secretary